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                                                                   EXHIBIT 10.27

                   MASTER PURCHASE OF EQUIPMENT AND SERVICES
                           AGREEMENT, NO. CM90573FJC
                                     BETWEEN
                        SPRINT/UNITED MANAGEMENT COMPANY
                                       AND
                        VISUAL NETWORKS OPERATIONS, INC.

        THIS MASTER PURCHASE AGREEMENT ("Agreement") is effective May 22, 2000 ("Effective Date") between Sprint/United Management Company, a Kansas corporation, with offices at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205 ("Sprint"), and Visual Networks Operations, Inc., a Delaware corporation having its principal place of business at 2092 Gaither Road, Rockville, MD 20850 ("Supplier").

The parties agree as follows:

1.0     DEFINITIONS

All headings used in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement or any section or clause of this Agreement. References to "third party" or "third parties" will not mean either party. The meanings given to terms defined in this Agreement are equally applicable to both the singular and the plural forms of such terms. Terms used and/or defined in the exhibits, appendices or schedules attached hereto that are not otherwise defined in this Agreement, will have the meanings as set forth in those exhibits, appendices or schedules for the purposes of those exhibits, appendices or schedules only. For the purposes of this Agreement, the following definitions apply:


"AGREEMENT" means this document and all attachments, exhibits, schedules and supplements hereto (each of which is hereby incorporated herein by reference) as amended from time to time.


"APPLICABLE LAWS" means, as to any entity, the certificate of incorporation and by-laws or other organizational or governing documents of such entity, all laws (including, but not limited to, any Environmental Laws), treaties, ordinances, judgments, orders and stipulations of any court or governmental agency or authority and statutes, rules, regulations, orders and interpretations thereof of any federal, state, provincial, county, municipal, regional, environmental or other Governmental Entity, instrumentality, agency, authority, court or other body (i) applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject or (ii) having jurisdiction over all or any part of the Deliverables or otherwise in connection with Supplier's obligations under this Agreement.


"CHANGES" is defined in Section 8.0.


"COMPUTE" is defined in Section 16.12.
*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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"DELIVERABLE(s)" means any Equipment, Software, or other products required to be delivered under this Agreement or any Order issued pursuant to this Agreement.


"EDI" is defined in Section 12.4.


"EFFECTIVE DATE" is defined in the opening paragraph of this Agreement.


"ENVIRONMENTAL LAWS" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, requirements of any Governmental Entity, or requirements of law (including, without limitation, common law) relating in any manner to contamination, pollution, or protection of human health or the environment.


"EQUIPMENT" means any product listed in Exhibit A and B under "Hardware" and other items and spare parts with respect to any of the foregoing listed in Exhibit B.


"EXCHANGE ACT" is defined in Section 4.2.


"FAR" is defined in Section 20.1.


"GOVERNMENTAL ENTITY" means any nation or government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government within the United States.


"SCM" is defined in Section 3.2.


"MAINTENANCE SERVICE" is defined in Section 30.1.


"MILLENNIAL DATES" is defined in Section 16.12.


"ORDER" means any purchase order Sprint may place with Supplier during the term of this Agreement for Deliverables, Services, or both, listed in Exhibit B, attached hereto and incorporated herein by reference.


"RESPONSE TIME" is defined in Section 29.4.


"SERVICES" means any service offered by Supplier to Sprint listed in Exhibit B or any Exhibit referenced in this Agreement,


"SOFTWARE" means Supplier's proprietary computer software products licensed under this Agreement.


"SPECIFICATIONS" for the Deliverables and/or Services to be provided under this Agreement are set forth in Exhibits A and B.


"SPRINT AFFILIATE" is defined in Section 3.0 of this Agreement and may act and perform as set forth herein.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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"SUPPLIER'S SUCCEEDING ENTITY" is defined in Section 4.2.

"SUPPORT SERVICE" is defined in Section 29.1.

"TERM" is defined in Section 2.1.

"UPTIME STANDARD" is defined in Section 29.7.

2.0     TERM AND TERMINATION

        2.1 TERM. This Agreement will be effective as of the Effective Date and continue thereafter for a period of thirty-six (36) calendar months following the Effective Date (the "Term"), unless earlier terminated as provided herein. The terms of this Agreement will continue in effect for any Order hereto that is outstanding at the time of termination of this Agreement or expiration of the Term.

        2.2 TERMINATION BY SPRINT. Sprint may terminate this Agreement at any time, without liability, upon thirty (30) days' prior written notice thereof to Supplier.

        2.3 CONSEQUENCES OF TERMINATION. In the event of any termination by Sprint as provided in this Agreement, Supplier will cease any Services then provided to Sprint (if applicable) on the termination date in Sprint's notice and take all reasonable actions to minimize expenses applicable to terminated work. Supplier will be compensated for those Services actually provided to the date of termination, as agreed to by the parties.

        2.4 RETURN OF SPRINT-OWNED PROPERTY. Upon any termination of this Agreement, Supplier must, within twenty (20) days, return all Sprint-owned Property (as such term is defined herein).

3.0     AFFILIATE TRANSACTIONS

        3.1 This Agreement is entered into by Sprint on its own behalf and for the benefit of all Sprint Corporation affiliated entities ("Sprint Affiliates"). The term Sprint Affiliate includes:

        (a) Controlled Sprint Affiliates, meaning any entity in which Sprint Corporation or its wholly-owned affiliates has practical management control over the entity by virtue of majority stock ownership or an equivalent ownership interest;


        (b) Uncontrolled Sprint Affiliates, meaning any entity in which Sprint Corporation directly or indirectly holds a twenty percent or greater equity or similar interest, but the interest does not give practical management control, or

        (c) Remote Sprint Affiliates, meaning parent entities of joint ventures of which Sprint or Sprint Affiliates are a part, telecommunications entities which have an affiliation with those joint ventures, and business customers of Sprint or Sprint Affiliates.


        3.2 Any Controlled Sprint Affiliate may automatically execute an Order under

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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this Agreement. Upon approval by Sprint's Supply Chain Management Department
("SCM"), Supplier will accept any Uncontrolled Sprint Affiliate Order, and may not unreasonably reject that offer. Upon notice by SCM, any Remote Sprint Affiliate may negotiate with Supplier and if such negotiations are successfully concluded, Remote Sprint Affiliate may then place an Order. Supplier will refer inquiries regarding Orders from Remote and Uncontrolled Sprint Affiliates to SCM, if they are so identified. Supplier shall have the right to decline any Order from a Remote Sprint Affiliate failing to meet Supplier's reasonable business criteria.

        3.3 All references to Sprint refer equally to Sprint Affiliates executing Orders with terms in accordance with this Agreement. No commitment is made by Sprint or any Sprint Affiliate, nor any liabilities accepted, except as set forth in a properly signed Order. All communications and invoices must be directed to the Sprint Affiliate issuing the Order under the instructions issued in the Order. Services performed on behalf of any Sprint Affiliate will be billed to or collected from only that Sprint Affiliate. Only the Sprint Affiliate issuing a specific Order under this Agreement will incur any obligation or liability to Supplier for any claim which may arise from or relate to that Order.

4.0     ASSIGNMENT AND CHANGE OF CONTROL


        4.1 Neither party may assign all or any part of this Agreement without the prior written notice of the other, which may not be unreasonably withheld, except Sprint may assign this Agreement to any Controlled Sprint Affiliate without Supplier's consent.


        4.2 Supplier will not consolidate with or merge into any other entity or convey, transfer or lease (other than in connection with sale leaseback or lease financing transactions in connection with ongoing Supplier operations) all or substantially all of its assets to any person, nor will Supplier permit any person or group (as such term is defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")) to own or acquire fifty percent (50%) of Supplier's voting equity interests where such person or group did not own as of the Effective Date in excess of ten percent (10%) of such equity interests (any such person or group will be referred to as the "Supplier's Succeeding Entity"), unless:


        (a) Supplier's Succeeding Entity will agree to assume all of the obligations of Supplier under this Agreement, and


        (b) Supplier shall give Sprint thirty days advance notice of said transfer, unless prohibited by law or regulation.


5.0     ORDER


        5.1 This Agreement sets forth the terms that apply to any Order Sprint may place with Supplier during the Term of this Agreement or any renewal term for Deliverables or Services, or both, listed in Exhibits A and B.


        5.2 Sprint will specify the quantity of Deliverables or Services needed, and a

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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description including the Visual's five-digit item number (SKU), correct unit prices, P.O. number, the delivery date, shipping method, tax status, contact name and telephone number, billing address, and the address to which Deliverables or Service should be shipped. The standard delivery period is within 21 calendar days with a firm delivery schedule to be mutually agreed to by Sprint and Supplier for each order.


        5.3 It is unacceptable for Supplier to ship unauthorized substitute equipment to Sprint for any reason.


        5.4 The Order must expressly incorporate the terms of this Agreement and must reference the Contract number set forth above.


        5.5 Sprint is not committed to purchasing any minimum order or aggregate dollar volume of Deliverables or Services during the Term or any renewal term of this Agreement.


        5.6 If any printed term contained in any purchase order or other form used by Sprint to order under this Agreement or in any acknowledgment or other form used by Supplier, or any exhibit attached to this Agreement is inconsistent with any term of this Agreement, this Agreement will take precedence.


        5.7 The Supplier will provide a trend report update each month, which will constitute the build-plan for the coming month. Sprint will notify Supplier if there are reasons to build more or less product than predicted by the trend. Supplier will have the capacity to ship up to the quantities indicated by the trend report within the standard delivery period of 21 calendar days of receipt of an Order. Sprint is not bound to any forecast requirements.


6.0     ACCEPTANCE OF ORDER

All Orders received by Supplier for Deliverables shall be deemed accepted by Supplier upon their receipt as specified in this section, if the Order is in compliance with the terms of this Agreement. Upon receipt of an accurate Order, Supplier will issue a written acknowledgment within two (2) business days setting forth a scheduled delivery date. Where delivery from Supplier to Sprint's designated location is delayed more than five (5) business days beyond the acknowledged delivery date, Sprint has the right to receive from Supplier ***. Within ten (10) days of receipt, Sprint must inform Supplier if it has received an Order with incorrect products or quantities of products. Supplier shall have a three (3) day cure from the time that Sprint notifies Supplier of an error with the receipt of incorrect product(s) or incorrect quantities of products in fulfillment of the order. Supplier will notify Sprint within two (2) business days if it is unable to accept an Order not in compliance with the terms of this agreement. If Supplier has not acknowledged its acceptance of such Order within two (2) business days of receipt then the Order is deemed to be accepted.

7.0     CANCELLATION OF ORDERS


        7.1 CANCELLATION OF ORDER FOR CAUSE. Time is of the essence. After notifying


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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Supplier and providing (fifteen) 15 business days to cure any breach, Sprint may cancel an Order in whole or in part if Supplier fails or refuses to deliver Deliverables or Service as ordered on the delivery date. Sprint's acceptance of all or any part of the Deliverables or Service will not waive claims which Sprint may have for delays. If Sprint cancels an Order in whole or in part for cause, Sprint may procure similar equipment or service, with the most comparable specified features and functionality available at such time, and Supplier will pay Sprint for any reasonable excess cost for the replacement equipment or service, not to exceed two hundred percent of Supplier's charges for equivalent Deliverables or Service. If cancellation of the Order is partial, Supplier must continue the performance of the remaining portion of the Order.

        7.2 CANCELLATION OF ORDER FOR CONVENIENCE. Sprint may cancel all or any part of any Order upon *** business days written notice. Upon receipt of notice, Supplier must discontinue work, preserve and protect materials, work in progress and completed work and complete performance in accordance with Sprint's instructions. Sprint will pay Supplier's claimed costs properly incurred substantiated by documentation satisfactory to Sprint. Supplier will not be entitled to any additional compensation on account of cancellation.

8.0     CHANGES

Upon *** business days written notice, Sprint may at any time direct, in writing, changes, including but not limited to changes in any one or more of the following: (1) additions to quantities ordered; (2) delivery schedule; (3) method of shipment or packing; or (4) place of delivery ("Changes"). Sprint may request, in writing, changes to drawings or the Specifications. If any Change causes an increase or decrease in the cost of or timing required to provide the Deliverables or Service ordered, an equitable adjustment may be made in the price or delivery schedule, or both, and this Agreement and applicable Order will be modified by written amendment or revision. Any claim by Supplier for adjustment under this Section 8.0 must be made within *** days from the date of receipt by Supplier of the notification of Changes. Nothing, however, in this Section, will excuse Supplier from proceeding with the Order as changed, upon proper notice unless it is unable to comply with requested specifications.

9.0     SOFTWARE

        9.1 LICENSE TERM. All licenses granted under this Agreement are perpetual unless otherwise specified in the Order.

        9.2 USE/LICENSE. Subject to the terms of this Agreement, Supplier hereby grants to Sprint a fully paid up, worldwide, non-exclusive, perpetual, and non-transferable license:


        (a) to distribute the Software to CPE customers solely in accordance with the terms of this Agreement. Sprint shall not make any copies or duplicate any Software without the prior written consent of Supplier. Sprint may not sublicense to any person its rights to distribute the Software but shall have the right to distribute the Software to

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.




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customers for customers' internal use. Supplier grants to Sprint the right to sub-license the Software to customers solely for use in connection with Supplier Equipment purchased by such customers. No right or license is granted by this Agreement to Sprint to use, copy, sub-license, or otherwise transfer the Software apart from the Supplier Equipment.


        (b) Sprint may install, use, and reproduce the Software for the exclusive purpose of Sprint's offering a managed network service to its customer users of Suppliers Equipment. All copies of the Software made for this purpose must contain all proprietary marks, legends and copyright notices that appear on the original copies delivered to Sprint by Supplier.


Except as described in orders, in no event may Sprint make any modifications to or create derivative works relating to the Software or reverse assemble, reverse compile, or take any steps to derive a source code equivalent from the Software or accompanying documentation except as expressly allowed in this Agreement.


        9.3 RELOCATION. Sprint will have the right to relocate the Software, either temporarily or permanently, to any replacement CPU, system, and/or site, as the case may be, without notice of such relocation to Supplier, and without any charge therefor.


        9.4 BACK-UP COPIES. Sprint will have the right to make backup copies of the Software to the extent reasonably necessary for the then-present use of the Software by Sprint. Sprint will cause all copies to contain the same copyright or proprietary legends that appeared on the original Software. In addition to Sprint's right to copy any Software documentation under this Agreement, Sprint will have the right to make additional copies of any documentation provided in connection with the Software to the extent necessary for the conduct of its business.


        9.5 SOFTWARE DELIVERY. For each item of Software licensed to Sprint under this Agreement, Supplier will deliver to Sprint copies of the Software and all related documentation and user manuals in accordance with the delivery terms and conditions set forth in the Order therefor. Notwithstanding the foregoing, Supplier will deliver to the Sprint location designated in each Order, free of charge, two (2) copies of all Software manuals for each Software product licensed under this Agreement, in addition to the copies otherwise provided for each site.


        9.6 PERIOD OF ASSURED AVAILABILITY. Supplier guarantees that its maintenance and technical support services described in this Agreement and the Order hereto will be available for the then-current and immediately preceding versions of the Software licensed under this Agreement for a period co-extensive with the term of this Agreement.


10.0    SOURCE CODE ESCROW


        10.1 DEPOSIT OF SOFTWARE. Within thirty (30) days of the Effective Date, Supplier will, at Sprint's sole expense, deposit the source code of the Software with a mutually acceptable independent escrow agent pursuant to a written escrow agreement

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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signed by Sprint and Supplier and consistent with the terms of this Agreement.
Additionally, Supplier will automatically deposit the source code of any updates, upgrades, or other revisions of the Software with such escrow agent pursuant to the escrow agreement between the parties. The escrow agent will give Sprint written notice of any deposit by Supplier. At Sprint's request, the escrow agent will also certify that the deposit meets the technical requirements set forth in the escrow agreement, including tests of the deposited Software. The source code delivered to the escrow agent will be in a form suitable for reproduction by Sprint. Each source code deposit will comprise: (i) the full source code language statement, (ii) all third-party software used in support and maintenance or enhancement of the deposited Software, (iii) the complete Software, maintenance, and support documentation, and (iv) all other materials necessary to allow a reasonably skilled third-party programmer to maintain, modify, or enhance the deposited Software without the assistance of any other person or reference to any other material.


        10.2    RELEASE OF DEPOSIT. The escrow agreement described in this
Section 10 will provide that on the happening of any of the following events, Sprint will give written notice to Supplier or the escrow agent, specifying the event, and Supplier will thereupon promptly deliver to Sprint all deposited Software source code and related escrowed materials:


        (a) Supplier is unable or refuses to provide bug fixes, updates, upgrades, modifications, or revisions to the Software or the other Maintenance and Support Services required under this Agreement such that Sprint is unable to support its end users and customers; or

        (b) Any sale, assignment, or other transfer of Supplier's rights to the Software, without the prior written consent of Sprint, if such transfer would prevent Supplier or transferee from discharging Supplier's obligations under this Agreement; or

        (c) Supplier becomes insolvent, makes a general assignment for the benefit of creditors, or becomes the subject of a voluntary or involuntary petition in bankruptcy, or if a receiver, trustee, or custodian is appointed for Supplier's business, or if Supplier's assets become subject to any proceedings under any bankruptcy or insolvency law, or if Supplier has wound up or liquidated its business.


11.0    PRICE AND PRICE WARRANTY

        11.1 PRICING. Pricing will be in accordance with Exhibit B to this Agreement and will not be increased throughout the Term of this Agreement. Prices on Exhibit B include all packaging and labels and are F.O.B. Supplier's dock. Shipping, insurance, storage, sales or use taxes, custom duties, and VAT, if applicable, are payable by Sprint and will be detailed as separate line items on each applicable invoice.


        11.2 MOST FAVORED CUSTOMER STATUS. Exclusivity, Supplier further warrants that the prices, terms and conditions of this Agreement are as favorable as those now offered to any other purchaser of the Deliverables and Services for like quantities and terms, and that Sprint will be deemed a most important and favored customer of Supplier and will always, throughout the Term, receive priority in terms of availability of

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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Deliverables and Services which is at least as good as other customers purchasing similar equipment in similar quantities and on similar terms from Supplier. Notwithstanding the above, Supplier will not be obligated to provide such priority to Sprint if providing such priority would cause Supplier to breach any of its then-existing contracts and/or any Applicable Law. To the extent that it is determined that Supplier has not in fact complied with the terms of this Section 11.2, Sprint may provide Supplier with a written claim for pricing rebates (as measured from the date any such lower prices are charged in violation of this Section 11.2) on future Orders under this Agreement based upon calculation of the price differentials between Supplier's prices under this Agreement and any lower prices charged by Supplier to any other customer in violation of this Section 11.2. Sprint shall be entitled to have Supplier's compliance with this Section 11.2 verified annually by an independent, reputable and nationwide public accounting firm chosen and paid for by Sprint.


12.0    INVOICING AND PAYMENT


        12.1    Invoices must show

        a)     the Order number;

        b)     the date shipment was made;

        c) that the line item on the Order matches the line item on the invoice, including the price and description, unless there has been a price decrease.

        12.2 Sprint may specify additional reasonable invoicing instructions on the Order. Supplier may not invoice Sprint until Deliverables are shipped, or Services have been accepted by Sprint. Payment is *** from the later of (a) receipt of valid invoice or (b) Sprint's receipt of the Deliverables or acceptance of the Services.


        12.3 In the event Sprint reasonably disputes the invoice amount set forth by Supplier, then Sprint will so notify Supplier in writing.


        12.4 Sprint and Supplier may desire to facilitate certain commercial transactions between them electronically in Electronic Data Interchange ("EDI") format in substitution for conventional paper-based documents. EDI transactions under this Agreement may include transmitting and receiving EDI data for ordering, invoicing, and payment. Sprint's Trading Agreement, which is attached as Exhibit D, sets forth the terms and conditions of the EDI transaction.


13.0    DELIVERY, TITLE & RISK OF LOSS

        13.1 All Orders placed by Sprint for Deliverables shall be delivered within the applicable delivery period set forth in Section 5.2, following Supplier's receipt of the Order to the address(es) listed in the Order, unless otherwise agreed to in writing by both parties. Supplier shall use its best efforts to meet any expedited shipping schedule requested by Sprint.


        13.2 Delivery of Deliverables will be F.O.B. origin. Title and risk of loss will

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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pass to Sprint upon delivery to Sprint's designated carrier. Sprint may charge excess transportation charges back to Supplier in the event Supplier fails to use the Sprint carrier as specified in Exhibit C.


        13.3 If Supplier fails to meet the delivery date, Sprint may direct expedited routing and debit excess costs to Supplier's account, or cancel all or part of the Order, pursuant to Section 7.1. If goods are delivered more than two days ahead of the delivery date, Sprint may:


        (a)     return the goods at Supplier's expense for timely delivery;

        (b) withhold payment for the goods until after the specified delivery date; or

        (c) place goods in storage for Supplier's account until the specified delivery date.

14.0    INSPECTION AND REJECTION


        14.1 Deliverables may be inspected and tested by Sprint prior to delivery by Supplier. Sprint must notify Supplier of its intent to inspect before shipment at the time of the placement of the Order. Supplier must provide without charge, reasonable assistance for inspections and tests. Deliverables are also subject to Sprint's inspection and test for a period of ten (10) days from date of delivery or Supplier's installation, whatever is later.


        14.2 If any Deliverables are found to be not in conformity to the Order within such ten (10) day period, Sprint may, by written notice:

        a)      cancel the Order pursuant to Section 7.1;

        b) accept the items, at an equitable reduction in price satisfactory to the parties; or

        c) In accordance with Section 6.0, reject the items and return to Supplier at Supplier's expense and require delivery of replacements.


        14.3 Deliveries of replacements must be accompanied by a written notice stating that the items are replacements. If Supplier fails to deliver the replacements within fifteen (15) days of Supplier's receipt of such nonconformance notice, Sprint may:


        a) Replace or correct such items and charge Supplier the cost to Sprint;

        b) cancel the Order and Supplier will be liable for any excess costs to Sprint for substitute equipment and /or services pursuant to Section 7.1 herein.

        14.4 Sprint's right to inspect and test does not relieve Supplier from its testing, inspection, and quality control obligations.


15.0    AGREEMENT TERMINATION RIGHTS

Acceptance shall occur when Supplier delivers to Sprint in accordance with the Specifications. To the extent any lot, batch or other separately distinguishable manufacturing run of Deliverables or performance of Service does not comply with the Specifications, following notice provided within ten (10) days of delivery or Supplier's installation and fifteen (15) days' opportunity to cure, Sprint will have the right, but not


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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the obligation, to terminate this Agreement without payment or penalty of any kind, except for paying for conforming Deliverables meeting the Specifications: provided that at any time after such fifteen (15) day cure period , Sprint will have the right, in addition to any other rights set forth in the immediately preceding sentence, to cancel or suspend (in its sole and absolute discretion) any then existing or future Orders for any such Deliverables or Service which have not in fact complied with the Specifications and Supplier agrees to reimburse Sprint for any and all reasonable direct out of pocket expenses and costs in excess of any expenses and costs Sprint would have otherwise incurred hereunder in reasonably replacing (using replacement equipment from other vendors with the most comparable specified features and functionality available at such time) any such Deliverables or Service in accordance with Section 7.1 herein. Nothing contained in this Section 15.0 will be deemed to diminish or otherwise limit Supplier's warranty obligations pursuant to this Agreement.


16.0    WARRANTIES

        16.1   EQUIPMENT WARRANTY. Supplier warrants that all Equipment:


        a)      will be new;

        b)      will conform with the terms of Exhibit B and the Order;

        c) will be in strict accordance with any drawings, specifications, and standards attached to this Agreement or published by Supplier;

        d) are free from latent and patent defects in materials, workmanship and design;

        e)      are free from any and all liens, and encumbrances;

        f) will comply with the warranty provisions attached hereto as Exhibit B.

        16.2 EQUIPMENT WARRANTY TERM. Supplier's warranty for Equipment will continue for five (5) years after Sprint's acceptance of the Equipment. Sprint will have the absolute right to return warranted Equipment to Supplier, at Sprint's expense, for correction, replacement or credit, at Supplier's option and in accordance with Supplier's warranty and return procedure attached as Exhibit B. Equipment corrected or replaced will be warranted for the remainder of the original warranty term or ninety days, whichever is longer.


        16.3 EQUIPMENT REPAIRS. Should Supplier decide to discontinue any Equipment or Equipment components listed in Exhibit B, Supplier will make available to Sprint repair service and/or repair parts on such Equipment for a period of five (5) years from the date of the written discontinuance notice to Sprint.


        16.4 SURVIVAL. Supplier warranties for Equipment will survive acceptance of and payment for the Equipment.

        16.5 SERVICES WARRANTY. Supplier warrants that each Supplier employee, subcontractor, or agent assigned to render technical support services under this Agreement has the proper expertise, skills, training, and professional education to perform the services required under this Agreement in a professional manner and

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.


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consistent with applicable industry standards.

        16.6 SOFTWARE WARRANTY. Supplier warrants that, for the term of the Agreement, the Software will strictly conform to the description, definition, specification, and functional requirements set forth in this Agreement, and will be free from material defects in operational performance. "Material defect" in this paragraph means any deficiency that adversely impacts the functionality and/or usability of the product. Supplier will, at its own expense, and in strict conformance with any Supplier technical support requirements contained in this Agreement and the Order hereto, promptly correct all material deficiencies in the Software reported by Sprint during the warranty period set forth herein, even if the period to perform those corrections extends beyond the warranty period. Once both parties determines that the Software has a Defect, Supplier will 1) modify or replace such Software so that it does operate substantially in accordance with such specifications and return it to you, freight prepaid, or at Supplier's election, 2) refund the amount paid by you to Supplier for the Software which has a Defect. Supplier shall have no responsibility or obligation with respect to any deficiency resulting from accidents, misuse, modifications, improper installation, or maintenance (unless performed by Supplier or its agents). Six months prior to the expiration of this Agreement the parties shall finalize the terms for a Software warranty, if appropriate, to extend beyond the term of the Agreement. Supplier shall initiate these negotiations at least eight months prior to the expiration of this Agreement.


        16.7 MEDIA WARRANTY. Supplier warrants that all tapes, diskettes, or other media delivered to Sprint by Supplier under this Agreement will be free of defects in materials and workmanship under normal use for a period of ninety days following Sprint's receipt of same. During the ninety-day period, Sprint may return the defective media to Supplier, and Supplier will promptly replace the defective media with functionally equivalent new media without charge to Sprint.


        16.8 VIRUS WARRANTY. Supplier warrants that the Software delivered to Sprint under this Agreement will be free from any viruses, disabling programming codes, instructions, or other such items that may interfere with or adversely affect Sprint's permitted use of the Software.


        16.9 NON-INFRINGEMENT WARRANTY. Supplier warrants that it has the full power and authority to grant the license granted Sprint under this Agreement with respect to the Software, and Sprint's license and use of said license shall be free from claims of infringement, misuse or misappropriation of any intellectual property rights, including any copyright, patent, trade secret, trademark, nondisclosure, or any other intellectual property right, moral right, or right of publicity. The Software licensed under this Agreement will be free and clear of all liens and encumbrances.


        16.10 SUPPLIER PERSONNEL WARRANTY. Supplier warrants that, to the best of Supplier's knowledge, neither Supplier nor its personnel performing services under this Agreement has any existing obligation that would violate or infringe upon the rights of third parties, including property, contractual, employment, trademark, trade secrets,

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

copyright, patent, proprietary information and non-disclosure rights, that might affect Supplier's ability to fulfill its obligations under this Agreement. As a standard policy Supplier checks references of job applicants and requires all new employees to execute confidentiality and non-compete agreements.


        16.11 WARRANTY TERM. Any warranty term specified in this Agreement will commence upon Sprint's receipt of Equipment or Software or acceptance of Services and will continue uninterrupted thereafter for the duration of the term specified.


        16.12 YEAR 2000 COMPLIANCE WARRANTY. Supplier warrants pursuant to "Visual Networks' Year 2000 Compliance Plan" located at Supplier's Year 2000 Web Site, that the occurrence in, or use by, the Software (and any hardware or firmware product(s) delivered by Supplier to Sprint), of dates before, on, or after January 1, 2000 AD, including dates and leap years between the twentieth and twenty-first centuries ("Millennial Dates"), will not adversely affect the Software's performance. The Software (and any hardware or firmware product(s) delivered by Supplier to Sprint) will without error or omission, create, receive, store, process and output (collectively, "Compute") information related to Millennial Dates. This warranty includes, without limitation, that the Software, will accurately, and without performance degradation, Compute Millennial Dates, date-dependent data, date-related interfaces, or other date-related functions (including, without limitation, calculating, comparing, and sequencing such functions). At Sprint's request, Supplier will provide written evidence sufficient to demonstrate adequate testing and conversion of the Software to meet the foregoing requirements.

Supplier does not warrant, and specifically disclaims liability for, the ability of Software (and any hardware or firmware products delivered by Supplier to Sprint) to be Year 2000 compliant which are identified on the Supplier's Year 2000 Web Site as third-party products. In the event such list of third-party products is amended by the addition of products purchased by Sprint, Supplier shall inform Sprint, in writing, of such an amendment as soon as it is practical and such third party exclusion for Year 2000 compliance will not take effect until Sprint receives such notification. However, Supplier has successfully tested its Software for ability to compute Millennial Dates when used with the third-party software listed on Supplier's Year 2000 Web Site. Furthermore, developers of third party products provide warranties for their products' abilities to Compute Millennial Dates.


17.0    LIABILITY AND INDEMNIFICATION


        17.1 Supplier shall pay all judgments, expenses, and costs (including attorney fees) and generally indemnify, defend, and save harmless Sprint from all liability, suit, claim or proceeding ("Claims") resulting from the performance or non-performance of this Agreement brought against Sprint for personal injuries or damage if the injury or damage results or allegedly results in whole or in part from the, negligent act, error, or omission or the willful misconduct or willful breach of this Agreement by Supplier. Supplier shall have no liability to the extent any claim is based upon (i) the combination or use of any Supplier product with equipment or software not supplied by Supplier, (ii)

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

the alteration of any Supplier product that was not authorized by Supplier.


        17.2 Supplier shall, handle and defend all claims brought against Sprint or Sprint's customers, so far as based on any claim that the work or services performed, or the goods furnished or manufactured by Supplier under this Agreement or any resulting use or sale of any work, service or goods constitutes an infringement of any patent or copyright of any country, or misappropriation of any trade secret, or constitutes a breach of any intellectual property right, provided that (i) Supplier promptly complies with
Section 17.2 herein and (ii) Supplier has the right to contact and direct the investigation defense and settlement of each such claim.

        17.3 If the sale or use of the Deliverables or Services is enjoined, Supplier shall promptly, at Supplier's option and expense, either to:


        (a) procure for Sprint and its customers the right to use the goods or services;

        (b) replace the goods or services with equivalent non-infringing goods or services;

        (c)     modify the goods or services so they become non-infringing; or

        (d) failing the above, remove the goods or services and refund the purchase price, including transportation, installation, removal and other incidental charges.

        17.4 Supplier shall have the exclusive right to bring an infringement action against any infringing third party, provided Supplier promptly complies with Section 17.2 herein. Sprint will notify Supplier promptly in writing of any Claims, and will fully cooperate and provide to the best of its availability all information, assistance and authority for Supplier's handling and defense of the claim, all at Supplier's expense.


         17.5 This Section 17 states the entire liability of Supplier with respect to infringement of any intellectual property rights by the Supplier products and Supplier shall have no additional liability with respect to any alleged or proven infringement. Except for the indemnity provisions of this Agreement, neither party will be liable to the other for special, indirect or consequential loss or damage whether or not such loss or damage is caused by the fault or negligence of that party, its employees, agents, or subcontractors.


18.0    INSURANCE


        18.1 During the Term and any renewal term of this Agreement, Supplier must obtain and maintain at Supplier's expense, with financially reputable insurers licensed to conduct business in all jurisdictions where work is performed and that are reasonably acceptable to Sprint, not less than the following insurance:

        (a) Workers' Compensation as required under any Workers' Compensation or similar law in the jurisdiction where work is performed, with an Employer's Liability limit of not less than $500,000 per accident;

        (b)     Commercial General Liability, including coverage for Contractual

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

Liability and Products/Completed Operations Liability, with a primary limit of not less than $1,000,000 combined single limit per occurrence for bodily injury, personal injury and property damage liability, together with umbrella or excess coverage not less than $10,000,000 naming Sprint as an additional insured.


        (c) Business Auto insurance covering the use of any non-owned or hired automobile with a limit of not less than $1,000,000 combined single limit per accident for bodily injury, including death and property damage liability, naming Sprint as an additional insured;


        (d) "All Risk" Property insurance covering not less than the full replacement cost of Supplier's, if any, personal property while on Sprint premises. Supplier will ensure that subcontractors, if any, also have adequate "All Risk" property insurance.


        18.2 Supplier must, as a material condition of this Agreement, prior to commencement of any work and in connection with any renewal of insurance, deliver to Sprint a certificate of insurance, satisfactory in form and content to Sprint, evidencing that the above insurance is in force and will not be canceled or materially altered without first giving Sprint thirty (30) days prior written notice.

        18.3 Nothing contained in this Section 18.0 limits Supplier's liability to Sprint to the limits of insurance certified or carried.

19.0    ARBITRATION

        19.1 Any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability or the scope of this arbitration clause, will be finally settled by arbitration in accordance with the rules of and administered by the American Arbitration Association applying the substantive law of Kansas without regard to any conflict of laws provision. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C.
Section 1, et seq., and judgment upon the award rendered by the arbitrators(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, Missouri metropolitan area. The arbitrators are not empowered to award damages in excess of compensatory damages, and each party waives any damages in excess of compensatory damages.


        19.2 Notwithstanding the foregoing, Sprint may bring a claim for injunctive relief as provided in Section 19.0 in any court of competent jurisdiction without first submitting the matter to arbitration.

        19.3 Limitation of Claims. No claim arising from or relating to this Agreement may be brought to arbitration more than one year after the claim has accrued. Claims made by Supplier may only be brought against the Sprint Affiliate, which issued the Order giving rise to the claim.

20.0    FEDERAL REQUIREMENTS


        20.1 Federal Acquisition Requirements. If Sprint or the federal government


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

determines that this Agreement supports specific requirements included in a Sprint contract or subcontract with the federal government, Supplier will be subject to certain federal acquisitions regulations ("FARs") contained in Sprint's contract or subcontract. Supplier will be subject only to FARs that must be included in all subcontracts as a matter of law. The applicable FAR will be attached to the affected Order.


        20.2 Subcontracting Opportunities. Should Sprint become subject to federal government reporting requirements as a prime contractor or subcontractor, Supplier agrees to use commercially reasonable efforts to make an accounting, upon request, of dollars that are subcontracted to firms that are Small Businesses, Small Disadvantaged Businesses, or Women-Owned Businesses under Small Business Administration regulations. These dollars will be reported in writing to the following address:


                      Sprint
                      Small Business Coordinator
                      903 East 104th Street
                      Kansas City, MO 64131


21.0    PRODUCT SAFETY NOTIFICATIONS

Supplier will immediately notify Sprint by telephone (followed by written confirmation within twenty-four (24) hours) if the Equipment purchased or materials used fail to comply with applicable safety rules or standards of the United States Consumer Product Safety Commission or the Environmental Protection Agency or contain a defect that presents a substantial risk to the public health or injury to the public or the environment, whether by itself or when used by Sprint for its intended purpose.

22.0    RIGHT OF AUDIT

        22.1 Supplier will maintain all records pertaining to this Agreement for at least three (3) years after final payment. Sprint may audit, copy, and inspect the records at reasonable times during the term of this Agreement and for the 3-year period to verify costs incurred.


        22.2 Sprint or its authorized representative will have the right to audit Supplier's performance under this Agreement.


23.0    COMPLIANCE WITH LAWS


        23.1 Supplier warrants that all Deliverables and/or Service will have been produced, sold, delivered and furnished in strict compliance with all Applicable Laws and regulations including obtaining permits and licenses necessary to provide the Deliverables or Services under this Agreement. Supplier will execute and deliver to Sprint any documents as may be required to affect or to evidence such compliance. All Applicable Laws and regulations required to be incorporated into this Agreement are hereby incorporated herein by reference.


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

        23.2 Supplier hereby agrees to indemnify, defend and hold Sprint harmless from and against any and all claims, legal actions, final judgments, reasonable attorneys' fees, civil fines and any other losses which Sprint may incur as a result of the sale or delivery to Sprint hereunder of the Deliverables or Services which do not meet all requirements of such Applicable Laws and regulations.

24.0    OWNERSHIP

        24.1 All equipment, materials, drawings, software or data of every description that Supplier receives directly or indirectly from Sprint or from a third party on behalf of Sprint, is the property of Sprint ("Sprint-owned"). Sprint will make a good faith attempt to mark all such property as Sprint-owned, and Supplier must return all Sprint-owned property to Sprint upon Sprint's request, or upon the termination or expiration of this Agreement, whichever is earlier. Supplier is responsible and must account for all Sprint-owned property, and bears the risk of loss while the property is in Supplier's possession. Sprint-owned property may only be used in Supplier's performance of this Agreement. Sprint may inspect any agreements and associated records, including invoices, by which Supplier acquires Sprint-owned property.

        24.2 Supplier and Sprint agree that any ownership of intellectual property generated, conceived or developed under this Agreement that is funded by Sprint will be identified in contract orders prior to work being performed. This shall include but not be limited to proprietary information, inventions conceived or reduced to practice as a result of this Agreement, and any resulting patents. Unless otherwise negotiated by the parties and agreed to in writing, any works of authorship in any form of expression, including but not limited to manuals and software developed specifically for Sprint and paid for by Sprint under this Agreement, are works for hire and belong exclusively to Sprint. If, by operation of law, the ownership of such works for hire do not automatically vest in Sprint, then Supplier will take necessary steps to assign ownership to Sprint. Supplier will provide reasonable assistance to Sprint to secure intellectual property protection including but not limited to assistance in the preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection of protection or title. Supplier will pay its employees any compensation due in connection with the assignment of any intellectual property or invention. Supplier warrants to Sprint that Supplier's employees are subject to agreements that require them to assign to Supplier any rights to intellectual property developed under this agreement and the Supplier agrees to assign to Sprint. The parties agree that the ownership of previously unidentified intellectual property generated, conceived, or developed under this Agreement that is funded by Sprint will be negotiated in good faith by both parties.

25.0    PROPRIETARY INFORMATION

        25.1 Supplier and Sprint acknowledge that while performing this Agreement each may have access to the trade secrets of the other, including, but not limited to, products or planned products, service or planned service, vendors, customers, prospective customers, data, financial information, computer software, processes, methods,


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

knowledge, inventions, ideas, marketing promotions, discoveries, current or planned activities, research, development or other information relating to the other party's business activities or operations or those of its customers or vendors ("Proprietary Information").


        25.2 This Agreement creates a confidential relationship between Sprint and Supplier. Supplier and Sprint each will keep the other party's Proprietary Information confidential and, except as authorized by the other party in writing, such party may only use Proprietary Information to perform this Agreement, and may only make copies necessary for performing this Agreement. Each party will label its Proprietary Information as proprietary to it. Upon cessation of work, and/or upon the other party's request, a party will immediately return to the other party all documents and other materials in its control that contain or relate to the other party's Proprietary Information.


        25.3 Sprint may require reasonable signed Non-Disclosure Agreements from Supplier, Supplier's employees, agents, or subcontractors.


        25.4 Proprietary Information does not include information that Supplier can demonstrate by written documentation:


        (a) is rightfully known to Supplier prior to negotiations leading to this Agreement; or

        (b) is independently developed by Supplier without any reliance on Proprietary Information; or

        (c) is or later becomes part of the public domain or is lawfully obtained by Supplier from a third party.

        25.5 Supplier acknowledges that disclosure of Proprietary Information by Supplier will cause irreparable injury to Sprint that is inadequately compensable in monetary damages. Accordingly, Sprint may seek injunctive relief in any court of competent jurisdiction for the breach or threatened breach of this Section 25.0, in addition to any other remedies in law or equity.

26.0    INDEPENDENT CONTRACTOR

        26.1 Supplier, its subcontractors, employees, or agents are independent contractors for all purposes and at all times. Supplier has the responsibility for, and control over, the means and details of providing the Deliverables and performing the Services, subject to Sprint's inspection. Supplier will provide all training, hiring, supervising, hours of work, work policies and procedures, work rules, compensation, payment for expenses and discipline and termination of its employees.

        26.2 Supplier must comply with laws, regulations, and orders relating to equal employment opportunity, workers' compensation, unemployment compensation, and FICA. Upon request, Supplier will furnish Sprint with Supplier's EEO policies and procedures, verification of unemployment compensation, FICA and the approximate number of hours any individual performs Services for Sprint within any twelve (12)

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

consecutive month period.


        26.3 Sprint will incur no responsibility or obligation to employees, agents, subcontractors, or other parties utilized by Supplier to perform this Agreement. Such person or parties will, at all times, remain employees, agents or subcontractors (whichever is applicable) of Supplier.

        26.4 Supplier is solely responsible for payment of wages, salaries, fringe benefits and other compensation of, or claimed by, Supplier's employees including, without limitations, contributions to any employee benefit, medical or savings plan and is responsible for all payroll taxes including, without limitation, the withholding and payment of all federal, state and local income taxes, FICA, unemployment taxes and all other payroll taxes, with respect to maintenance of Workers' Compensation coverage on Supplier's employees.

        26.5 If Sprint determines that a Supplier-provided employee, agent or subcontractor is not providing satisfactory service, Sprint will advise Supplier and may require Supplier to remove that individual or subcontractor from working under this Agreement. Sprint will only pay for work actually performed by the removed individual or subcontractor prior to Sprint's notice for removal and not for transportation or per diem costs associated with replacing the individual.

        26.6 Supplier will require its employees, agents, and subcontractors to comply with the terms and conditions of this Agreement.

27.0    WORK ON SPRINT PREMISES

        27.1 If Supplier's performance of this Agreement involves performance on Sprint's premises, Supplier must take necessary precautions to prevent injury to persons or property during the work and adhere to security procedures of Sprint.

        27.2 Supplier is prohibited from carrying weapons or ammunition onto Sprint's premises or using or carrying weapons while performing work on Sprint's behalf or attending Sprint-sponsored activities. Supplier further agrees to comply with any postings or notices located at Sprint's premises regarding safety, security or weapons.

28.0    SECURITY

        28.1 Security access rights to Sprint premises will be designated by Sprint. Supplier will abide by all procedures and policies applicable to Sprint premises access rights and ensure compliance by its employees, agents, and subcontractors.

        28.2 Software security will be followed by Supplier and Sprint for any application used by the other party. Sprint will designate the required Sprint software access to Supplier's employees and will make the request to Supplier for Supplier software access for Sprint employees.


        28.3 Supplier will be responsible for any loss of Sprint property arising out of


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

or relating to the negligent act or omission of Supplier in failing to maintain proper records and documentation for Sprint property. Supplier will reimburse Sprint for any loss of Sprint property at replacement cost.

29.0    TECHNICAL SUPPORT SERVICE AND FEES

        29.1 SUPPORT SERVICE. Supplier will perform the technical support service (24/7 Visual Technical Assistance Center Support and Software bug fixes) described in the Order in conformance with the requirements set forth therein (the "Support Service"). Supplier will designate its customer support organization as the principal point of contact for receiving Support Service requests. Supplier will provide prompt and continuous Support Service to Sprint by qualified technicians familiar with the Software and its operation. Such Support Service will continue uninterrupted until correction of any failure of the Software to perform in accordance with the performance specifications and other Software documentation.

        29.2 CORRECTIVE ACTION. Supplier will immediately notify CPE Product Management at Sprint by telephone of any high priority problems with the Software and resultant corrective action. Any corrective upgrade, update, enhancement, release, fix, or other improvement, correction, or modification of the Software released by Supplier to Sprint will be marked accordingly and promptly delivered to the Sprint shipping address set forth in purchase order hereof.

        29.3 FAILURE TO NOTIFY. Should Supplier fail to notify Sprint of any high priority problem and resultant corrective action in the above manner, Supplier shall be liable for the repair or replacement of any Sprint hardware or software damaged as a direct result of Supplier's failure to so notify Sprint.


        29.4 MAXIMUM RESPONSE TIMES. The maximum allowable delay before Support Service is initiated by Supplier following a Sprint telephone service request is four (4) hours, unless otherwise specified in the Order ("Response Time").


        29.5 PERIOD OF ASSURED SUPPORT SERVICE; TERM; TERMINATION. Supplier guarantees that Support Service will be continuously available for the Software licensed hereunder for the term of the Agreement, including all renewals. All paid Support Service plans established hereunder are for automatically renewing and continuing one-year terms, unless otherwise specified in the Order, until terminated as provided herein. After the initial three-year period Sprint may terminate Support Service with respect to any Software at the end of the Term of the Agreement or of any renewal term, upon thirty (30) days' written notice to Supplier. Supplier may terminate Support Service with respect to any Software upon ninety (90) days' notice prior to the expiration of an annual Support Service term, but only following expiration of the period of assured Support described herein.

        29.6 SUPPORT SERVICE FEE. Support Service is provided during the initial three-year term of the Agreement at no cost to Sprint. Thereafter, the technical support and Software maintenance and upgrade/development services fee will be billed annually in

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

advance and paid out over twelve (12) monthly installments. Supplier agrees to a ***. If Sprint fails to pay any Support Service fee after notice and an opportunity to cure as provided herein, Supplier's exclusive remedy will be termination of Support Service for the affected Software.


        29.7 UPTIME AVAILABILITY. Uptime availability is the number of hours the Software is available for use by Sprint in a month, expressed as a percentage of the total hours during said month. During each calendar month during the term of this Agreement, Supplier will maintain the Software covered under Support Service under this Agreement at an uptime availability average of ***, unless another value is specified in the Order ("Uptime Standard"). If any Software falls below the Uptime Standard in a given month, Sprint will notify Supplier thereof. Supplier will have thirty (30) days following such notice to correct the situation and meet the Uptime Standard. If Supplier is unable to repair the Software and it falls below the Uptime Standard for a second month, Supplier will be in default of this Agreement, and Sprint may exercise its remedies pursuant to this Agreement. In the event that the Software completely fails to perform in Sprint's environment and such problem is not corrected within ten (10) days following notice to Supplier thereof, Supplier will be in default of this Agreement, and Sprint may exercise its remedies pursuant to this Agreement.


30.0    SOFTWARE MAINTENANCE SERVICES AND FEES


        30.1 SOFTWARE MAINTENANCE SERVICE. Supplier will render the software maintenance service described in the Order in conformance with the requirements set forth therein (the "Maintenance Service"). Supplier will provide Sprint with any and all commercially available upgrades, updates, enhancements, new releases, or other improvements to the Software relating to operating performance, provided that after the initial three-year term of the Agreement Sprint has paid Supplier's annual Maintenance Service fee therefor. Supplier warrants that the Software and any such improvements will remain compatible with the latest version of the operating system software on the applicable CPU designated in the Software documentation and user manuals. Supplier will include written notice to Sprint indicating what improvements and/or new functions have been included.


        30.2 PERIOD OF ASSURED MAINTENANCE SERVICE; TERM. Supplier guarantees that Maintenance Service will be continuously available for the Software licensed hereunder during the term of the Agreement and any renewals thereof.


        30.3 MAINTENANCE SERVICE TERMINATION. Supplier may terminate Maintenance Service with respect to any Software upon (90) days' notice prior to the expiration of an annual Maintenance Service term, but only following expiration of the period of assured Maintenance Service under Section 30.2.


        30.4 MAINTENANCE FEE. Maintenance Service is provided during the initial three-year term of the Agreement at no cost to Sprint. The technical support and Software maintenance and upgrade/development services fee is defined in Section 29.6. If Sprint fails to pay any Maintenance Service fee after notice and an opportunity to cure as


*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

provided herein, Supplier's exclusive remedy will be termination of Maintenance Service for the affected Software.

        30.5 ADDITIONAL SERVICE FEES. Additional services provided by Supplier (not included within Technical Support and Software Maintenance Services) for which there are additional charges must be pre-authorized in writing by Sprint. For such additional services, Sprint will be charged no more than the lowest rate charged by Supplier to similarly situated commercial customers of Supplier.








31.0    NOTICES


Communications relating to this Agreement must be identified to this Agreement and the applicable Order number and sent by certified mail, return receipt requested, telex, facsimile or overnight mail to the following addresses or as may be later designated by written notice of the other party:


     Sprint/United Management Company           Visual Networks Operations, Inc.
     Attn: Director of SCM Strategic Sourcing   Attn: Mr. Peter Minihane
     903 E 104th Street                         2092 Gaither Road
     Kansas City, MO 64131                      Rockville, MD  20850
                                                Tel: (301) 296-2300
                                                Fax: (301) 296-2308



32.0    GENERAL


        32.1 SUPPLIER PERFORMANCE. Time is of the essence in Supplier's performance under this Agreement. Sprint is not obligated to pay for Services performed or Deliverables delivered which do not conform to the Order.


        32.2 GOVERNING LAW. This Agreement is governed by and construed in accordance with the laws of the State of Kansas without regard to any conflict of laws provision.


        32.3 WAIVER. The waiver of a breach of any term of this Agreement will not constitute the waiver of any other breach of the same or any other term.


        32.4 SEVERABILITY. If certain provisions of this Agreement are held to be unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provisions were originally deleted.


        32.5 SURVIVAL. All provisions specified herein will survive the termination or extension of this Agreement, in addition to any other provisions that by their content are intended to survive the performance, termination or cancellation of this Agreement.

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

        32.6 PUBLICITY. Each party may, subject to the other party's prior review, comment, and written consent:

        a) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter; and/or

        b) in any accurate manner advertise or publish the fact of this Agreement;

provided, however, that Supplier may disclose the existence and pertinent terms of this Agreement as required by law or government regulation and in documents filed in compliance with Federal Securities Laws.


        32.7 REMEDIES. All remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately. The exercise of one remedy will not be an election of that remedy to the exclusion of other remedies.


        32.8 SPRINT PRINCIPLES OF BUSINESS CONDUCT. In its dealing with Sprint, Supplier agrees to comply with Sprint's Principles of Business Conduct, where applicable, a copy of which is attached to this Agreement and is incorporated in this Agreement.


        32.9 LAWS AND REGULATIONS. Supplier and Sprint must comply with all applicable local, municipal, state, federal and governmental laws, orders, codes, and regulations in the performance of this Agreement.


        32.10 PERMITS AND LICENSES. Supplier must obtain and keep current at Supplier's expense all governmental permits, certificates, and licenses necessary for Supplier to perform under this Agreement.


        32.11 EXHIBITS. The following exhibits are attached to and incorporated by this Agreement:

        Exhibit A     Vendor Management System (VMS) Development Terms

        Exhibit B     - Deliverables, Services, Prices, and Discounts
                      - Supplier's Warranty and Return Procedures
                      - Product Specifications

        Exhibit C     Sprint Transportation Routing Guide

        Exhibit D     EDI

        Exhibit E     Sprint Principles of Business Conduct


        32.12 FORCE MAJEURE. Neither party shall be liable for any delay or failure in performance of any part of an Order to the extent the delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, inherent defect of third party software, act of God, or other similar cause

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

("Force Majeure Conditions"). If any Force Majeure Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the Force Majeure condition and any action being taken to avoid or minimize its effect.


33.0    OTHER:

        33.1 DISCONTINUANCE OF PRODUCT. Supplier must provide a minimum of six month's written notice prior to discontinuance of Equipment or Software.

        33.2 SIGNIFICANT DEFECTS OR FAILURES. Supplier will pay all actual out of pocket costs related to any changes to Equipment or Software necessitated by significant product defects or failures, which requires Sprint to purchase or deploy new Software or Equipment.

        33.3 TRAINING. Supplier shall provide an initial training credit of *** towards any Supplier training services that Sprint wishes to purchase. This credit is equivalent to 1,000 hours of training (1,000 hours divided by 8 hours per day training time (125 days) times *** per person per day of training equals ***). This credit will be valid for one year after the Effective Date. Supplier agrees to provide an additional training credit of *** for each *** of Equipment and Software purchased by Sprint under the Agreement. This credit will accrue and be available at the end of each calendar quarter based on the purchases made by Sprint during that quarter. These quarterly training credits shall be valid for a period of six months from accrual and may be used for any Supplier training service. Training shall be purchased through purchase orders. These provisions for training credit supercede any existing contractual obligations between the parties relating to training.

        33.4 DOCUMENTATION. Supplier agrees to provide documentation in hard copy, soft copy, and CD-ROM, as requested by Sprint, at no charge.


ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained and may not be amended or modified without specific written amendment, signed by both parties.


SPRINT/UNITED MANAGEMENT                           VISUAL NETWORKS
COMPANY                                            OPERATIONS, INC.

Signed:   /s/ David Platt                   Signed: /s/ Peter J. Minihane
         ----------------------------               ----------------------------
By:      David Platt                        By:     Peter J. Minihane
         ----------------------------               ----------------------------
Title:   AVP - Strategic Sourcing           Title:  Chief Operating Officer
         ----------------------------               ----------------------------
Date:    5/19/00                            Date:   5/12/00
         ----------------------------               ----------------------------

*** Confidential Information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

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